Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Cemtrex, Inc. of our report dated January 14, 2020, relating to the consolidated financial statements of Cemtrex, Inc., which appears in the Annual Report on Form 10-K of Cemtrex, Inc. for the years ended September 30, 2019 and 2018.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah
July 20, 2020